UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 20, 2017

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01  Other Events

In accordance with the Agreement and Plan of Merger, dated as of October 22, 2016 (the "Merger Agreement"), among Time Warner Inc., a Delaware corporation ("Time Warner"), AT&T Inc., a Delaware corporation ("AT&T"), West Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AT&T, and West Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of AT&T, pursuant to a letter dated October 20, 2017 between AT&T and Time Warner, each of AT&T and Time Warner has elected to extend the October 22, 2017 "Termination Date" of the Merger Agreement for a short period of time to facilitate obtaining final regulatory approval required to close the merger.

In addition, on October 18, 2017, AT&T issued the attached press release.

ITEM 9.01  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

99	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2017	AT&T INC.

	By:	/s/ John J. Stephens
John J. Stephens
Senior Executive Vice President and Chief Financial Officer